UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 29, 2010

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 29, 2010, Theravance, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (the “Purchaser”) and, solely with respect to certain enumerated sections therein, GlaxoSmithKline LLC, a Delaware limited liability company, the successor entity to SmithKline Beecham Corporation, a Pennsylvania corporation (which, together with the Purchaser, is referred to as “GSK”). Pursuant to the terms of the Common Stock Purchase Agreement, the Company has agreed to sell 5,750,000 shares of its common stock (the “Shares”) to the Purchaser at a price of $22.50 per share (the “Private Placement”). Upon completion of the Private Placement, GSK will own an aggregate of 15,151,499 shares of Company common stock and Class A common stock, which is equal to approximately 19% of the Company’s outstanding capital stock. The foregoing is a summary of the terms of the Common Stock Purchase Agreement and is qualified in its entirety by reference to the Common Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 29, 2010, in connection with signing the Common Stock Purchase Agreement, the Company entered into a Second Amendment to Amended and Restated Governance Agreement with GlaxoSmithKline LLC, GlaxoSmithKline plc and the Purchaser (the “Second Amendment”). The Second Amendment provides that if the Company shall convert into voting stock the unsecured convertible subordinated notes issued by the Company in January 2008, then GlaxoSmithKline LLC shall have notice rights and a right to purchase additional shares of voting stock to maintain its percentage ownership interest before the conversion.  The foregoing is a summary of the terms of the Second Amendment and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to an agreement to sell unregistered equity securities of the Company in a private placement is incorporated herein by reference. The Private Placement is scheduled to close on November 29, 2010. The Private Placement will result in aggregate gross proceeds of $129,375,000 before deducting transaction expenses. Neither the Company nor the Purchaser engaged any investment advisors with respect to the Private Placement, and no finders’ fees will be paid to any party in connection therewith.  The Shares will be issued and sold by the Company in reliance upon an exemption from registration pursuant to Rule 4(2) of the Securities Act of 1933, as amended.

Item 8.01.  Other Events.

On November 29, 2010, the Company and GlaxoSmithKline plc issued a joint press release announcing the signing of the Common Stock Purchase Agreement.  A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Common Stock Purchase Agreement, dated November 29, 2010, by and among Theravance, Inc., Glaxo Group Limited and GlaxoSmithKline LLC

10.2

Second Amendment to Amended and Restated Governance Agreement, dated November 29, 2010, which amends the Amended and Restated Governance Agreement dated June 4, 2004, as previously amended May 11, 2007, by and among Theravance, Inc., GlaxoSmithKline LLC and GlaxoSmithKline plc

99.1	Joint Press Release, dated November 29, 2010, issued by Theravance, Inc. and GlaxoSmithKline plc

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Dated: November 29, 2010	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Sr. Vice President, General Counsel and Secretary

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